EXHIBIT 99.2

SpaceDev Reports Third Quarter and Nine Month Fiscal 2007 Results
Nine Month Revenue Increases 11%, Net Income Increases over 230%, EBITDA Increases over 150%

POWAY, CA –November 9, 2007 – SpaceDev, Inc. (OTCBB: SPDV) reported its financial results for the nine and three months ended September 30, 2007 with revenue over $25.3 million and $7.6 million for the two periods, respectively, as well as net income of over $214,000 and $57,000 for the nine and three month periods ended September 30, 2007, respectively.   The Company also experienced EBITDA for the nine and three month periods of approximately $1.7 million and $548,000, respectively.

“We are focused on continuing to show financial progress as we build SpaceDev to the next level,” said Mark N. Sirangelo, SpaceDev Chief Executive Officer and Chairman of the Board. “The Company is performing to plan for the year, and we believe that we are positioning ourselves to take advantage of future opportunities in the mid-market aerospace industry.  We have a lot of work still to do; however, we are progressing as anticipated and are laying the foundation for our future.”

The Company’s primary financial information is shown below, comparing the first nine months of 2007 with the first nine months of 2006 and the three months ending September 30, 2007 with the three months ending September 30, 2006.  The discussion of the Company’s financial results should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the other financial information appearing in the Company’s Form 10-QSB filing with the Securities and Exchange Commission.

Revenue - SpaceDev reported revenue of approximately $25.3 million for the nine months ended September 30, 2007, an increase of approximately $2.5 million, or 11%, from the approximately $22.8 million in revenue reported for the same period in 2006.  The Company reported revenue of approximately $7.6 million and $7.0 million in the three months ended September 30, 2007 and 2006, respectively, an increase of approximately $600,000, or 9%.

Income from Operations - The Company realized income from operations of approximately $539,000 in the first nine months of 2007, compared to an operating loss of $32,000 for the same nine months in 2006.  During the first nine months of 2007, the Company’s EBITDA increased to approximately $1.7 million, or 7% of net sales, compared to an EBITDA of $682,000, or 3% of net sales, for the same nine months in 2006. SpaceDev also realized income from operations of approximately $164,000 in the third quarter of 2007, compared to operating income of approximately $4,000 for the same three month period in 2006.  During the three months ended September 30, 2007, the Company’s EBITDA increased to approximately $548,000, or 7% of net sales, compared to an EBITDA of $230,000, or 3% of net sales, for the same three months in 2006.

Net Income - Net income for the first nine months of 2007 was approximately $214,000, compared to approximately $65,000 for the same nine month period in 2006. Net income for the three months ended September 30, 2007 was approximately $58,000, compared to approximately $21,000 for the same three month period in 2006.

Cash Position - At September 30, 2007, the Company’s cash position, which included cash reserves and cash available for investment, was approximately $5.1 million compared to approximately $1.4 million at December 31, 2006, an increase of approximately $3.7 million.

“In September, we raised approximately $4.4 million in a financing arrangement with two strategic and accredited aerospace investors:  OHB Technology AG, a leading European space technology company and MT Aerospace, a subsidiary of OHB and an established supplier in the aeronautics, aerospace and defense sectors,” said Richard B. Slansky, SpaceDev’s Chief Financial Officer.  “We believe that the relationship between SpaceDev and OHB/MT may evolve into a strategic one of mutual high level benefit by actively exploring manufacturing opportunities using our production facilities, systems development by both organizations, and new business program opportunities in Europe as well as in the United States.”

Third Quarter Conference Call Details

As previously announced, SpaceDev will host a conference call on Tuesday, November 13, 2007, at 10:30 a.m. EST.  All those interested in hearing management's discussion of the quarter are invited to join the call by dialing (866) 289-3234 and entering the PIN 8832 when prompted. A replay of the conference call will also be available for 7 days through the investor relations section of SpaceDev's website, www.spacedev.com.
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SpaceDev’s Acquisition of Starsys.    SpaceDev’s financial results for 2006 included only partial operations from Starsys, since the merger was only effective on January 31, 2006. Beginning on February 1, 2006, Starsys’ operations and financial results were consolidated into SpaceDev’s financial statements.  Comparisons of 2007 results to 2006 reflect the partial period disclosure.

Non-GAAP Financial Measures

For the nine months ending	September 30, 2007	September 30, 2006
	(Unaudited)	(Unaudited)
Net Income	$214,221	$64,678
Interest Income	(44,847)	(43,466)
Interest Expense	196,416	18,471
Provision for Income Taxes	800	14,290
Non-Cash Loan Fee	259,865	1,918
Depreciation and Amortization	887,031	613,166
Stock Option Expense	302,144	101,142
Gain on Building Sale	(87,955)	(87,956)
EBITDA	$1,727,675	$682,243

For the three months ended	September 30, 2007	September 30, 2006
	(Unaudited)	(Unaudited)
Net Income	$57,806	$21,457
Interest Income	(13,868)	(2,714)
Interest Expense	63,104	7,842
Provision for Income Taxes	-	5,055
Non-Cash Loan Fee	86,302	1,918
Depreciation and Amortization	294,110	240,665
Stock Option Expense	90,040	(14,551)
Gain on Building Sale	(29,319)	(29,319)
EBITDA	$548,175	$230,353

This release contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Because not every company defines EBITDA in the same way, our EBITDA figures may not be fully comparable to those reported by other companies. We define EBITDA as net income before interest, taxes, depreciation, amortization, stock option expense, non-cash loan fees and gain on our 2003 building sale.  The Company believes that EBITDA provides an important additional perspective on its operating results, its ability to service its long-term obligations, its ability to fund continuing growth, and its ability to continue as a going concern. The Company's Board and management regularly evaluate its progress based on EBITDA. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP, such as net income or loss (as an indicator of operating performance) or cash flow (as a measure of liquidity).

About SpaceDev

SpaceDev, Inc. is a space technology/aerospace company that creates and sells affordable and innovative space products and mission solutions. For more information, visit www.spacedev.com.

Except for factual statements made herein, this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words such as "believe," "intends," "expects," "plans," "anticipates" and variations thereof, identify forward-looking statements, although their absence does not mean that a statement is not forward looking. Forward-looking statements are based on the Company's current expectations, and are not guarantees of performance. The Company's actual results could differ materially from its current expectations. Factors that could contribute to such differences include risks and uncertainties associated with the Company's ability to effectively manage schedule changes or cancellation of customer orders, control costs and expenses, and obtain additional financing, if needed. Reference is also made to other factors described in the Company's periodic reports filed with the SEC, including the Company's most current Annual Report on Form 10-KSB and subsequent Quarterly Reports on Form 10-QSB. These forward-looking statements speak only as of the date of this release. SpaceDev does not intend to update these forward-looking statements.

SpaceDev, Inc.
and Subsidiaries
Consolidated Balance Sheets
	(Unaudited)
	September 30, 2007	December 31, 2006
Assets
Current Assets
Cash	$5,092,312	$1,438,146
Accounts receivable	7,065,771	7,289,720
Inventory	1,067,530	309,205
Other current assets	1,045,619	599,565
Total Current Assets	14,271,232	9,636,636
Fixed Assets - Net	4,447,478	3,793,365
Intangible Assets	745,934	841,133
Goodwill	11,233,665	11,233,665
Other Assets	1,051,309	626,086
Total Assets	$31,749,618	$26,130,885
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,636,777	$1,755,985
Current portion of notes payable	61,033	-
Current portion of capitalized lease obligations	75,690	35,441
Accrued payroll, vacation and related taxes	1,290,631	1,184,457
Billings in excess of costs and deferred revenue	2,046,245	2,816,072
Revolving line of credit	2,789,574	805,172
Other accrued liabilities	1,375,270	1,602,561
Total Current Liabilities	9,275,220	8,199,688
Notes Payable, Less Current Maturities	161,373	50,193
Capitalized Lease Obligations, Less Current Maturities	260,634	136,709
Deferred Gain - Assets held for sale	625,451	713,405
Other Long Term Liabilities	459,126	15,266
Total Liabilities	10,781,804	9,115,261
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.001 par value, 10,000,000
shares authorized, and 252,104 and 252,963 shares issued
and outstanding, respectively
Series C Convertible preferred stock	248	248
Series D-1 Convertible preferred stock	4	5
Common stock, $0.0001 par value; 100,000,000 shares
authorized, and 37,360,085 and 29,550,342 shares issued
and outstanding, respectively	3,736	2,953
Additional paid-in capital	37,303,850	33,150,566
Accumulated deficit	(16,340,024)	(16,138,148)
Total Stockholders’ Equity	20,967,814	17,015,624
Total Liabilities and Stockholders' Equity	$31,749,618	$26,130,885
Please reference the Company's Form 10-QSB to access the notes which are an integral part of the consolidated financial statement.

SpaceDev, Inc.
and Subsidiaries

						Consolidated Statements of Operations
								(Unaudited)
	Three Months Ended				Nine Months Ended
September 30,	2007	%	2006	%	2007	%	2006	%
Net Sales	$7,606,322	100.0%	$7,006,347	100.0%	$25,310,938	100.0%	$22,812,290	100.0%
Total Cost of Sales*	5,402,113	71.0%	5,123,878	73.1%	18,519,652	73.2%	16,718,917	73.3%
Gross Margin	2,204,209	29.0%	1,882,469	26.9%	6,791,286	26.8%	6,093,373	26.7%
Operating Expenses
Marketing and sales	796,695	10.5%	524,701	7.5%	2,189,571	8.7%	1,859,396	8.2%
Research and development	101,890	1.3%	70,754	1.0%	265,045	1.0%	275,592	1.2%
General and administrative	1,141,599	15.0%	1,282,775	18.3%	3,798,169	15.0%	3,990,450	17.5%
Total Operating Expenses*	2,040,184	26.8%	1,878,230	26.8%	6,252,785	24.7%	6,125,438	26.9%
Income/(Loss) from Operations	164,025	2.2%	4,239	0.1%	538,501	2.1%	(32,065)	-0.1%
Non-Operating Income/(Expense)
Interest income	13,868	0.2%	2,714	0.0%	44,847	0.2%	43,466	0.2%
Interest and other expense	(63,104)	-0.8%	(7,842)	-0.1%	(196,417)	-0.8%	(18,471)	-0.1%
Non-Cash loan fee	(86,302)	-1.1%	(1,918)	0.0%	(259,865)	-1.0%	(1,918)	0.0%
Gain on building sale	29,319	0.4%	29,319	0.4%	87,955	0.3%	87,956	0.4%
Total Non-Operating Income/(Expense)	(106,219)	-1.4%	22,273	0.3%	(323,480)	-1.3%	111,033	0.5%
Income Before Taxes	57,806	0.8%	26,512	0.4%	215,021	0.8%	78,968	0.3%
Income Tax Provision	-	0.0%	5,055	0.1%	800	0.0%	14,290	0.1%
Net Income	$57,806	0.8%	$21,457	0.3%	$214,221	0.8%	$64,678	0.3%

Net Income	57,806		21,457		214,221		64,678
Less Dividends Declared	(133,462)		(150,842)		(416,097)		(446,791)
Adjusted Net Income (Loss) for EPS Calculation	(75,656)		(129,385)		(201,876)		(382,113)
Net Income Per Share:	$(0.00)		$(0.00)		$(0.01)		$(0.01)
Weighted-Average Shares Outstanding	30,914,735		29,027,350		30,044,852		28,419,751
Fully Diluted Net Income Per Share:	$(0.00)		$(0.00)		$(0.01)		$(0.01)
Fully Diluted Weighted-Average Shares Outstanding	30,914,735		29,027,350		30,044,852		28,419,751

* The following table shows how the Company's stock option expense are allocated to all expenses. These non-cash stock option expenses are included in the unaudited operating results stated above.
Cost of sales	$84,701		$10,287		$162,074		$10,287
Marketing and sales	25,536		717		58,864		717
Research and development	-		-		-		-
General and administrative	(20,197)		(25,555)		81,206		90,138
Total Non-Cash Stock Option Expense	$90,040		$(14,551)		$302,144		$101,142
Please reference the Company's Form 10-QSB to access the notes which are an integral part of the consolidated financial statements.
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SpaceDev Investor Relations
Investor Contact: Richard Slansky/Jessica Schwarz
Media Contact: Mark Sirangelo
(858) 375-2026